Exhibit 10.36

ORGANOGENESIS HOLDINGS INC.

Performance Share Award Agreement

Organogenesis Holdings Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants this Performance Share Award (this “Award”) to the Recipient named below. The terms and conditions of this Award are set forth in this Performance Share Award Agreement (this “Agreement”), consisting of this cover page, the Terms and Conditions on the following pages and the attached Exhibit A, and in the Plan. Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it the Plan.

Name of Recipient: Target Number of Performance Shares: Maximum Number of Performance Shares: Grant Date: Performance Period: Vesting Schedule: Performance Goals: Catch-Up Performance Goal:

The number of Performance Shares determined in accordance with Exhibit A to have been earned during the Performance Period will vest on the dates specified in Section 1.2 of the Terms and Conditions.

See Exhibit A.

See Exhibit A.

By signing below or otherwise evidencing acceptance of this Agreement in a manner approved by the Company, the Recipient agrees to all of the terms and conditions contained in this Agreement and in the Plan and acknowledges that the Recipient has received and reviewed these documents.

RECIPIENT: ORGANOGENSIS HOLDINGS INC.

_________________________ By: ____________________________

Name: Its:

ORGANOGENESIS HOLDINGS INC.

Performance Share Award Agreement

Terms and Conditions

ARTICLE I.

PERFORMANCE SHARES
Section 1.1
Award of Performance Shares. The Company hereby confirms the grant to the Recipient, as of the Grant Date and subject to the terms and conditions of this Agreement and the Plan, of an award of Performance Shares (the “Shares”) in an amount initially equal to the Target Number of Performance Shares specified on the cover page of this Agreement. The number of Shares that may actually be earned and become eligible to vest pursuant to this Award are specified in Exhibit A, but may not exceed the Maximum Number of Performance Shares specified on the cover page of this Agreement. Each Share that is earned as a result of the performance goals specified in Exhibit A having been satisfied and which thereafter vests represents the right to receive one share of the Company’s Class A Common Stock, par value $0.0001 per share (“Stock”).
Section 1.2
Vesting. Subject to paragraph (d) below, Performance Shares shall vest in cumulative installments as follows, conditioned upon the Recipient’s continued employment with or performance of services for the Company or any of its Subsidiaries as of each Determination Date (as defined below):
(a)
With respect to calendar year [ ], a number of Performance Shares equal to the product of (x) thirty-three percent (33%) of the Target Number of Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A, shall vest on the applicable Determination Date;
(b)
With respect to calendar year [ ], a number of Performance Shares equal to the product of (x) thirty-three percent (33%) of the Target Number of Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A, shall vest on the applicable Determination Date;
(c)
With respect to calendar year [ ], a number of Performance Shares equal to the product of (x) thirty-four percent (34%) of the Target Number of Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A, shall vest on the applicable Determination Date; and
(d)
Subject to Section 1.5, in the event that the Company achieves the Catch-Up Performance Goal determined in accordance with Exhibit A, then any Catch-Up Shares (as defined in Exhibit A) shall vest on the Determination Date following the last year of the Performance Period.
Section 1.3
Adjustment of Performance Goals. The Administrator may, in its sole discretion, modify any Performance Goal, including, without limitation, the Catch-Up Performance Goal, as the Administrator deems appropriate or equitable to reflect a change in the

Company’s business (including, without limitation, the Company’s acquisition of another business or company or the divestiture of a product), operations, corporate structure or capital structure, the manner in which it conducts its business, or other events and circumstances.
Section 1.4
Determination Date. At the end of each calendar year during the Performance Period, the Administrator shall determine the degree to which the performance goals for the applicable Performance Period have been satisfied and the number of Performance Shares that have been earned during such Performance Period as determined in accordance with Exhibit A, which determination shall occur on a date (the “Determination Date”) no later than the date that the Company files with the Securities and Exchange Commission its Annual Report on Form 10-K for the calendar year during which the Performance Period ended.
Section 1.5
Change in Control. In the event that a Change in Control occurs during the Performance Period and the Recipient is employed with or performing services for the Company or any of its Subsidiaries immediately prior to such Change in Control:
(a)
A number of Performance Shares shall vest equal to a number determined by the Administrator as the greater of (i) the achievement of the “Target Level” Performance Vesting Percentage with respect to the calendar year in which the Change in Control occurs, as specified in Exhibit A and (ii) the Company’s actual achievement of the Performance Goal for such year through the Change in Control.
(b)
In addition, a number of Performance Shares shall vest equal to the number of shares of Performance Shares that could vest with respect to each calendar year of the Performance Period following the calendar year in which the Change in Control occurs (if any) based on the achievement of the “Target Level” Performance Vesting Percentage with respect to each such year, as specified in Exhibit A.
(c)
The Recipient shall not be eligible to receive any Catch-Up Shares.
Section 1.6
Forfeiture of Performance Shares.
(a)
Any Performance Shares that do not vest in connection with a Change in Control pursuant to Section 1.5 shall thereupon automatically be forfeited as of such Change in Control, and the Recipient shall have no further right to or interest in or with respect to such Performance Shares.
(b)
Any Performance Shares that fail to vest as of the last Determination Date shall automatically and without further action be cancelled and forfeited, and the Recipient shall have no further right to or interest in or with respect to such unvested Performance Shares.
(c)
If the Recipient is no longer employed by, and is no longer providing service for, the Company or any Subsidiary, for any reason or no reason, with or without cause, all unvested Performance Shares shall automatically and without further action be cancelled and forfeited, and the Recipient shall have no further right to or interest in or with respect to such unvested Performance Shares.

ARTICLE II.

MISCELLANEOUS
Section 2.1
No Voting Rights. The Recipient shall not have any right in, or with respect to, any of the shares of Stock issuable under this Award (including voting rights) unless and until the Performance Shares vest and are settled by issuance of shares of Stock to the Recipient.
Section 2.2
Non-Transferability. The award of Performance Shares is personal to the Recipient and shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.
Section 2.3
Settlement. Upon each vesting event in accordance with this Agreement, the Recipient shall receive within five business days of the vesting event one share of Stock for each vested Performance Share; provided, however, that the number of shares of Stock issued may be reduced by the number of shares of Stock sufficient to satisfy the minimum tax withholding obligations set forth in Section 2.4 below.
Section 2.4
Withholding. Upon the settlement of vested Performance Shares pursuant to Section 2.3 above, the Company shall withhold from issuance a number of shares of Stock sufficient to satisfy the minimum Federal, state, local and/or payroll taxes of any kind required by law to be withheld with regard to such settlement. In the alternative, the Recipient shall have the option to receive 100% of the vested shares of Stock provided that he or she obtains the Company’s consent approved in writing by an officer of the Company prior to the vesting date and subsequently provides the Company a cash payment equal to such taxes.
Section 2.5
Subject to Plan. This Agreement is and shall be subject in every respect to the provisions of the Plan, which is incorporated herein by reference and made a part hereof. The Recipient hereby accepts this Award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Administrator shall be final, binding and conclusive upon the Recipient and his or her heirs and legal representatives.
Section 2.6
Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, Organogenesis Holdings Inc., 85 Dan Road, Canton, MA 02021, attention of the President and CEO, or such other address as the Company may hereafter designate.

Any notice to be given to the Recipient hereunder shall be deemed sufficient if addressed to and delivered in person to the Recipient at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Recipient at such address.

EXHIBIT A

PERFORMANCE GOALS AND PERFORMANCE PERIOD